Exhibit 4.3

COLLATERAL AGREEMENT
Among
RETAIL VENTURES, INC.
As Pledgor,
HSBC BANK USA, NATIONAL ASSOCIATION,
As Collateral Agent,
HSBC BANK USA, NATIONAL ASSOCIATION,
As Indenture Trustee
and
HSBC BANK USA, NATIONAL ASSOCIATION,
As Securities Intermediary
Dated as of
July      , 2006

          The following Table of Contents has been inserted for convenience of reference only and does not constitute a part of the Collateral Agreement.
TABLE OF CONTENTS

SECTION
1.	The Security Interests	1
2.	Definitions	2
3.	Representations and Warranties of the Pledgor	7
4.	Representations, Warranties and Agreements of the Collateral	8
	Agent and the Securities Intermediary
5.	Certain Covenants of the Pledgor	9
6.	Administration of the Collateral	13
7.	Income and Voting Rights on Collateral	18
8.	Remedies upon the Occurrence of an Acceleration Event	18
9.	The Collateral Agent and the Securities Intermediary	22
10.	Amendment	26
11.	Miscellaneous	28
12.	Termination of Collateral Agreement	29
Exhibit A — Certificate for Substituted Collateral
Exhibit B — Certificate for Additional Collateral

i

COLLATERAL AGREEMENT
          THIS COLLATERAL AGREEMENT (the “Agreement), dated as of July      , 2006, among Retail Ventures, Inc., an Ohio corporation (the “Pledgor”), HSBC Bank USA, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of HSBC Bank USA, National Association, as indenture trustee under the Indenture (in such capacity, together with its successors in such capacity, the “Indenture Trustee”), the Indenture Trustee and HSBC Bank USA, National Association, as securities intermediary in respect of the Collateral Account (as defined below) (in such capacity, the “Securities Intermediary”).
W I T N E S S E T H:
          WHEREAS, pursuant to the Indenture (the “Indenture”), dated as of the date hereof, between Pledgor and the Indenture Trustee, the Pledgor has issued      % Mandatorily Exchangeable Notes due                , 2011 in aggregate principal amount of $125,000,000 ($143,750,000 if the Underwriter’s option to purchase additional notes is exercised in full) (such notes, inclusive of all notes issued pursuant to Underwriter’s option, the “Notes”), which require the Pledgor to deliver (x) a specified number of Class A common shares, no par value per share (the “DSW Class A Common Shares”), of DSW Inc., an Ohio corporation (“DSW”) or (y) a specified number of units of other property, if applicable, or (z) the cash value thereof;
          NOW, THEREFORE, to secure the performance by the Pledgor of its obligations under the Notes and to secure the observance and performance of the covenants and agreements contained herein and in the Indenture, the parties hereto agree as follows:
     1. The Security Interests.
          In order to secure the Pledgor’s obligation to deliver the DSW Class A Common Shares to the holders of the Notes in accordance with the terms of the Notes:
          (a) Security Interests. The Pledgor hereby grants and pledges unto the Collateral Agent, as agent of and for the benefit of the Indenture Trustee, for the benefit of the Holders from time to time of the Notes, a security interest in and to, and a lien upon, all of the Pledgor’s right, title and interest in and to:
          (i) stock certificate(s) number(s)      ,       and       collectively evidencing the Firm Share Base Amount (as defined herein);
          (ii) the Pledged Items described in Sections 1(b) and (c);
          (iii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments, cash or other property delivered, pledged or purchased pursuant to Section 5(i), 6(b) or (c));
          (iv) all income, collections and proceeds (as defined in the UCC (as defined below), including for the avoidance of doubt, any securities, instruments or other property distributed or distributable with respect to any items described in Section 1(a)(i), (ii), (iii) or (iv), including, without limitation, any dividends, distributions or other property received or receivable on account of a merger, consolidation, conversion or similar change in the corporate identity or structure of the issuer of any of the items described in Section 1(a)(i),

(ii), (iii) or (iv)), received or to be received, or derived or to be derived, now or any time hereafter from or in connection with any Pledged Items (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Pledgor with respect to the Pledgor) (the “Proceeds”);
          (v) the Collateral Account, all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto and all security entitlements in respect thereof; and
          (vi) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items,
(such Pledged Items, additions, substitutions, income, Proceeds, collections, powers and rights described in clauses (i) through (vi) above being herein collectively called the “Collateral”). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement. Notwithstanding anything contained herein to the contrary, those items of Collateral described in the foregoing Sections 1(a)(iii) and (a)(v) shall at no time include any assets which constitute collateral of the Pledgor’s revolving credit lenders.
          (b) Initial Pledge Date. On the date hereof, the Pledgor shall deliver to the Collateral Agent in pledge hereunder Eligible Collateral (as defined below) consisting of      DSW Class B Common Shares (the “Firm Share Base Amount”), in the manner provided in Section 6(d).
          (c) Option Closing Date. At the date of delivery of any additional Notes upon the Underwriter’s exercise of its option to purchase additional Notes, the Pledgor shall deliver to the Collateral Agent in pledge hereunder Eligible Collateral consisting of a number of shares of DSW Class B Common Shares equal to the Maximum Deliverable Number of DSW Class A Common Shares with respect to the principal amount of the additional Notes sold on such date (the “Additional Share Base Amount”), in the manner provided in Section 6(d).
          (d) The parties hereto expressly agree that all rights, assets and property (including, without limitation, cash) at any time held or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).
     2. Definitions.
          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. In addition, the following terms, as used herein, shall have the following meanings:

          “Acceleration Additional Cash Amounts” has the meaning set forth in Section 5.02(b) of the Indenture.
          “Acceleration Event” has the meaning set forth in Section 5.02(a) of the Indenture.
          "Additional Share Base Amount” has the meaning specified in Section 1(c).
          "Adjustment Event” has the meaning set forth in Section 4.02 of the Indenture.
          "Agreement” has the meaning specified in the preliminary paragraph hereof.
          "Applicable Market Value” has the meaning specified in Section 1.01(c) of the Indenture.
          "Authorized Representative” of the Pledgor means any officer or other representative as to whom Pledgor shall have delivered notice to the Collateral Agent that such officer or other representative is authorized to act hereunder on behalf of Pledgor.
          "Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are permitted or required by any applicable law to close.
          “Cash Exchange Amount” has the meaning specified in Section 1.01(c) of the Indenture.
          "Collateral” has the meaning specified in Section 1(a).
          "Collateral Account” has the meaning specified in Section 6(d).
          "Collateral Agent” means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 9.
          "Collateral Event of Default” has the meaning specified in Section 6(e).
          "Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.
          "Coupon Collateral” has the meaning specified in Section 5(i).
          “Delivery Date” has the meaning specified in Section 8(a)(i).
          “DSW” has the meaning specified in the Recitals.
          “DSW Class A Common Shares” has the meaning specified in the Recitals.
          "DSW Class B Common Shares” means the Class B common shares, no par value per share, of DSW.

          “DTC” means The Depository Trust Company, New York, New York, and any successor thereto.
          “Eligible Collateral” means:
          (i) DSW Class B Common Shares;
          (ii) DSW Class A Common Shares;
          (iii) from and after any Adjustment Event or Reorganization Event, Marketable Securities, Cash Equivalents or any other Exchange Property; and
          (iv) any cash and/or U.S. treasury securities delivered pursuant to Section 5(i), provided, in each case, that (A) the Pledgor has good and marketable title thereto, free of all Liens (other than the Liens created by this Agreement) and Transfer Restrictions (except for the Permitted Transfer Restrictions) and (B) the Collateral Agent has a valid, first priority, perfected security interest therein and first lien thereon and Control with respect thereto.
          “Event of Default” means the occurrence of an event described in Section 5.01 of the Indenture or a Collateral Event of Default.
          “Exchange Number” has the meaning set forth in Section 1.01(c) of the Indenture.
          “Exchange Property” has the meaning set forth in Section 1.01(c) of the Indenture.
          “Exchange Request” means the irrevocable instruction by the Pledgor to DSW, dated July   , 2006, to exchange DSW Class B Common Shares for DSW Class A Common Shares pursuant to the provisions therein, such Exchange Request having been made pursuant to the Exchange Agreement, dated as of July 5, 2005, by and between the Pledgor and DSW.
          “Firm Share Base Amount” has the meaning specified in Section 1(b).
          “Indenture” has the meaning specified in the Recitals.
          “Indenture Trustee” has the meaning specified in the preliminary paragraph hereof.
          “Investment Property” means “investment property” as defined in Section 9-102(a)(49) of the UCC.
          “Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.
          “Location” means, with respect to any party, the place such party is “located” within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in each jurisdiction that may be deemed applicable to such party.

          "Maximum Deliverable Number” means, on any date,
          (i) with respect to the DSW Class A Common Shares, (x) the Share Base Amount, divided or multiplied, as the case may be, successively by (y) each number by which the Exchange Ratio shall have been divided or multiplied, as the case may be, on or prior to such date in respect of any Dilution Event provided for under Article 4 of the Indenture; and
          (ii) following an Adjustment Event or a Reorganization Event, with respect to Exchange Property (and/or Merger Cash Consideration), (x) the Maximum Deliverable Number of DSW Class A Common Shares or the Maximum Deliverable Number of units of Exchange Property (and/or Merger Cash Consideration) immediately prior to such date multiplied by (y) the number of units of Exchange Property (and/or Merger Cash Consideration), the composition of which shall be determined pursuant to Article 4 of the Indenture, received in the Adjustment Event or the Reorganization Event for each DSW Class A Common Share or each such existing unit of Exchange Property, as the case may be, and following any Dilution Event provided for under Article 4 with respect thereto, the Maximum Deliverable Number of units of Exchange Property immediately prior to such date divided or multiplied, as the case may be, successively by each number by which the Exchange Ratio shall have been divided or multiplied, as the case may be, on or prior to such date in respect of any Dilution Event provided for under Article 4 of the Indenture.
          "Merger Cash Consideration” has the meaning specified in Section 1.01(c) of the Indenture.
          "Notes” has the meaning specified in the Recitals.
          "Other Liens” has the meaning specified in Section 4(e).
          "Outstanding Notes” has the meaning specified in Section 1.01(c) of the Indenture, subject to Section 1.19 of the Indenture.
          "Permitted Transfer Restrictions” has the meaning specified in Section 3(e).
          "Pledged Items” means, as of any date, any and all securities and instruments delivered by the Pledgor to be held by the Collateral Agent under this Agreement as Collateral, and any security entitlement in respect thereof.
          "Pledged Shares” means, as of any date, any and all Pledged Items that are DSW Class A Common Shares or DSW Class B Common Shares.
          "Pledgor” has the meaning specified in the preliminary paragraph hereof.
          "Prior Collateral” has the meaning specified in Section 6(b).
          "Proceeds” has the meaning specified in Section 1(a)(iii).

          "Reorganization Event” has the meaning specified in Section 4.03 of the Indenture.
          "Responsible Officer” means, when used with respect to the Collateral Agent or the Securities Intermediary, any officer located in the division or department of the Collateral Agent or Securities Intermediary directly responsible for performing the obligations of the Collateral Agent or Securities Intermediary under this Agreement, and also means, with respect to any matter relating to this Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Securities Act” has the meaning specified in Section 3(e).
          “Securities Intermediary” has the meaning specified in the preliminary paragraph hereof.
          "Share Base Amount” means the Firm Share Base Amount plus each Additional Share Base Amount.
          "Transfer Restriction” means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral to the Holders of Notes or to enforce the provisions thereof or of any document related thereto, whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation:
          (i) any requirement that any sale, assignment or other transfer or enforcement of item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon;
          (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral;
          (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral; and
          (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law;
provided that (A) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, (B) any condition or restriction imposed by DTC generally in respect of securities held by it and (C) any condition or restriction imposed hereunder or under the Indenture, shall not constitute a “Transfer Restriction.”
          "UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

     3. Representations and Warranties of the Pledgor.
          The Pledgor hereby represents and warrants to the Collateral Agent and the Indenture Trustee that:
          (a) Corporate Existence and Power. The Pledgor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement.
          (b) Authorization and Non-Contravention. The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action on the part of the Pledgor (no action by the shareholders of the Pledgor being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the amended and restated articles of incorporation and the amended and restated code of regulations of the Pledgor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor.
          (c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.
          (d) Solvency. The Pledgor is presently solvent and able to pay, and paying its debts as they become due, and anticipates that it will continue to be able to pay its debts as they become due for the foreseeable future.
          (e) No Transfer Restrictions. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof; provided that DSW Class B Common Shares and any other securities (other than to the extent that the DSW Class A Common Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Registration Statement No. 333-134227) that constitute items of Collateral may be subject to restrictions on transfer pursuant to Rule 144 under the Securities Act and other applicable federal and state securities laws and the certificates representing such securities may contain legends referring to such restrictions (the “Permitted Transfer Restrictions”).
          (f) Title to Collateral; Perfected Security Interest. The Pledgor:
          (i) owns the Pledged Items, free of all Liens (other than the Lien created by this Agreement) and Transfer Restrictions (except for the Permitted Transfer Restrictions); and
          (ii) is not and will not become a party to or be otherwise bound by any agreement, other than this Agreement and the Indenture, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Pledgor or any securities intermediary through which any

Collateral is held (but, in the case of any such securities intermediary, only with respect to Collateral held though it) with Control with respect to any Collateral.
          Upon delivery or transfer to the Collateral Agent of Pledged Items as described in Sections 1(b) and (c), the Collateral Agent will have obtained, for the benefit of the Indenture Trustee, a valid and first priority perfected security interest in such Collateral, in respect of which the Collateral Agent will have Control, subject to no other Lien. None of the Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.
          (g) No Financing Statements. Except for those being terminated or amended to release relevant Collateral in connection with the issuance of the Notes, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.
          (h) No Filing Required. Except for the filing of financing statements as described in Section 5(d), no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the security interests granted hereunder.
          (i) Enforcement. The Pledgor has not performed and will not perform any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the terms of this Agreement or that could reasonably be expected to limit the Collateral Agent in any such enforcement.
          (j) Location. The Location of the Pledgor is the State of Ohio.
     4. Representations, Warranties and Agreements of the Collateral Agent and the Securities Intermediary.
          The Collateral Agent and the Securities Intermediary represent, warrant to and agree with the Pledgor and the Indenture Trustee that:
          (a) Corporate Existence and Power. Each of the Collateral Agent and the Securities Intermediary is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and has all power and authority and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement.
          (b) Authorization and Non-Contravention. The execution, delivery and performance by the Collateral Agent and the Securities Intermediary of this Agreement have been duly authorized by all necessary action on the part of the Collateral Agent and the Securities Intermediary (no action by the shareholders of the Collateral Agent or the Securities Intermediary being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral

Agent or the Securities Intermediary or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent or the Securities Intermediary.
          (c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Collateral Agent and the Securities Intermediary enforceable against the Collateral Agent and the Securities Intermediary in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.
          (d) Other Agreements. Neither the Collateral Agent nor the Securities Intermediary in their capacity as Collateral Agent or Securities Intermediary has or will enter into any agreement pursuant to which any Person other than the Pledgor, the Collateral Agent, the Indenture Trustee, the Securities Intermediary or any securities intermediary through which any Collateral is held (but, in the case of the Securities Intermediary or any such securities intermediary, only in respect of Collateral held through it) has or will have Control with respect to any Collateral.
          (e) Other Liens. Each of the Collateral Agent and the Securities Intermediary hereby agrees that all Liens held by it (other than Liens arising hereunder) in any of the Collateral securing any obligation to the Collateral Agent or the Securities Intermediary (either in such capacity or in any other capacity) (collectively, “Other Liens”) shall be subordinate and junior to the liens, pledges and security interests in the Collateral arising hereunder and neither the Collateral Agent nor the Securities Intermediary will take any action to enforce any Other Liens so long as any obligation under the Indenture or hereunder (whether or not then due) shall remain unsatisfied.
     5. Certain Covenants of the Pledgor.
          The Pledgor agrees that, so long as any of its obligations under the Notes or the Indenture remain outstanding:
          (a) Title to Collateral. The Pledgor shall, subject to the terms of this Agreement, at all times hereafter owns the Collateral pledged hereunder, free of all Liens (other than the Liens created by this Agreement) and Transfer Restrictions (except for the Permitted Transfer Restrictions), and, subject to the terms of this Agreement, will at all times hereafter have good, right and lawful authority to assign, transfer and pledge such Collateral and all such additions thereto and substitutions therefor under this Agreement. The Pledgor shall warrant and defend the Pledgor’s title to the Collateral, subject to the rights of the Collateral Agent, against the claims and demands of all Persons.
          (b) Collateral Requirement. The Pledgor shall cause the Collateral to include at least that number of DSW Class A Common Shares, DSW Class B Common Shares or any combination thereof that is equal to at least the Maximum Deliverable Number of DSW Class A Common Shares and, upon the occurrence of an Adjustment Event or Reorganization Event, the Maximum Deliverable Number of units of Exchange Property (and/or Merger Cash Consideration) at all times, and shall pledge additional or substitute Collateral in the manner described in Section 6(d) as necessary to cause such requirement to be met.

          (c) Pledge upon Adjustment Event or Reorganization Event. Upon the occurrence of an Adjustment Event or a Reorganization Event, the Pledgor shall immediately cause to be delivered to the Collateral Agent, in the manner provided in Section 6(d), the Exchange Property (and/or Merger Cash Consideration) resulting from such Adjustment Event or Reorganization Event in an amount at least equal to the Maximum Deliverable Number thereof, to be held as additional Collateral hereunder, and the Collateral Agent shall maintain a perfected security interest in such Exchange Property, as to which the Collateral Agent shall have Control.
          (d) Further Assurances. The Pledgor shall, at its expense and in such manner and form as may be required by applicable law (having a description of Collateral as described herein), give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, to create or maintain Control with respect to any such security interest in the Collateral or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Indenture Trustee hereunder with respect to such security interest. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to file, in the name and at the expense of the Pledgor or otherwise, UCC financing or continuation statements which may be required by applicable law or may be necessary or appropriate to further perfect, or maintain the perfection of the security interests granted hereby (having a description of Collateral as described herein).
          (e) Consolidation/Merger. The Pledgor shall not consolidate with or, merge with or into, or sell, lease, convey or transfer all or substantially all of its assets to, any other Person except as permitted pursuant to Article 9 of the Indenture. Upon any consolidation or merger, or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Pledgor in accordance with Section 9.01 of the Indenture and this Section 5(e), the successor entity formed by such consolidation or into which the Pledgor is merged or to which such sale, lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power, and will be subject to all obligations and duties, of the Pledgor under this Agreement with the same effect as if such successor entity had been named as the Pledgor herein, and the predecessor entity shall be relieved of any further obligation under this Agreement.
          (f) Change of Name or Location. The Pledgor agrees that it shall not change its name or Location, unless (x) the Pledgor shall have given the Collateral Agent not less than 30 days’ prior notice thereof and (y) such change shall not cause any of the security interests granted hereunder to become unperfected, cause the Collateral Agent to cease to Control any of the Collateral consisting of Investment Property or subject any Collateral to any other Lien.
          (g) Other Liens. The Pledgor agrees that it shall not (i) create or permit to exist any Lien (other than the Liens created by this Agreement) or any Transfer Restriction (other than the Permitted Transfer Restrictions) upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement pursuant to which any Person other than Pledgor, the Collateral Agent, the Securities Intermediary, and any other securities intermediary through which any of the Collateral is held (but, in the case of the Securities Intermediary or any such other securities intermediary, only in respect of Collateral held through it) has or will have Control in respect of any Collateral.
          (h) Exchange. The Pledgor hereby represents, warrants, covenants and agrees that:
          (i) it has irrevocably instructed DSW pursuant to the Exchange Request, that upon surrender by the Indenture Trustee to DSW of the certificate or certificates representing the DSW Class B Common Shares, accompanied by the required notice, (A) to issue, prior to the close of business on the day on which the certificate(s) and required notice are delivered, a number of DSW Class A Common Shares equal to the number indicated in the required notice (which number shall equal the Exchange Number unless the Issuer has previously substituted DSW Class A Common Shares for DSW Class B Common Shares pursuant to Section 3.01(b) of the Indenture and as provided in Section 6(b) hereof, in which case the number shall equal the Exchange Number less the number of shares so substituted) in exchange for an equal number of DSW Class B Common Shares that are Pledged Items and (B) to deposit such DSW Class A Common Shares that are Pledged Items with DTC, credited to the Collateral Agent, and
          (ii) that such irrevocable instruction is valid, legally binding and enforceable against the Pledgor and in full force and effect.
          The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such DSW Class A Common Shares, as to which, the Collateral Agent will have Control. In addition, upon any such exchange, the Pledgor hereby represents and warrants to the Collateral Agent that: (x) other than Permitted Transfer Restrictions, no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any such DSW Class A Common Shares to the Collateral Agent under the Collateral Agreement, and no Transfer Restrictions exist with respect to the subsequent sale or transfer of such shares by the Collateral Agent pursuant to the terms of this Agreement and (y) upon such exchange, the Pledgor will own such DSW Class A Common Shares, free of all Liens (other than the Lien created by this Agreement and Pledgor’s obligations to deliver DSW Class A Common Shares to holders of the Notes pursuant to the Indenture); upon delivery of such DSW Class A Common Shares to the Collateral Agent, the Collateral Agent will have obtained, for the benefit of the Indenture Trustee, a valid, first priority perfected security interest in, and a first lien upon, such DSW Class A Common Shares subject to no other Lien, as to which the Collateral Agent shall have Control over all applicable Investment Property; and none of such DSW Class A Common Shares are or shall be pledged by the Pledgor as collateral for any other purpose. The Pledgor agrees that the Collateral Agent shall deliver to the Indenture Trustee the certificate or certificates representing the DSW Class B Common Shares and the Indenture Trustee may surrender such certificate or certificates to DSW for exchange pursuant to the Exchange Request.

          (i) Coupon Collateral. In connection with a sale, lease, conveyance or transfer of all or substantially all of the assets of the Pledgor to another entity pursuant to which the Pledgor has elected to comply with Section 9.03 of the Indenture in lieu of complying with Section 9.01 of the Indenture, the Pledgor shall deliver:
          (A) to the Collateral Agent, for the benefit of the Indenture Trustee for the benefit of the Holders of the Notes, for deposit in the Collateral Account cash in U.S. dollars, U.S. treasury securities or a combination thereof consisting of Eligible Collateral (the “Coupon Collateral”) in an amount that shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay all remaining Coupon Payments on the Notes through and including the Maturity Date (such amount, the remaining coupon payment value); and
          (B) instructions to the Indenture Trustee and the Collateral Agent to apply the deposited money toward the payment of such Coupon Payments on each Coupon Payment Date and at the Maturity Date.
          Such Coupon Collateral shall be held in the Collateral Account in a segregated sub-account and shall be used to pay to the Holders entitled to receipt thereof pursuant to the Indenture on each Coupon Payment Date and on the Maturity Date, the Coupon Payments due and payable on such date. On each such Coupon Payment Date and on the Maturity Date, the Collateral Agent shall deliver to the Indenture Trustee, for distribution to the Holders in accordance with the Indenture, an amount of cash sufficient to make the Coupon Payments due and payable on such date. The Pledgor hereby covenants and agrees to take all actions that may be required by applicable law or as may be necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Coupon Collateral, as to which, in the case of Investment Property, the Collateral Agent will have Control. In addition, upon any such delivery of Coupon Collateral to the Collateral Agent, the Pledgor hereby represents and warrants to the Collateral Agent that: (x) no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any such Coupon Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such Coupon Collateral by the Collateral Agent pursuant to the terms of this Agreement and (y) the Pledgor has good and marketable title to such Coupon Collateral, free of all Liens (other than the Lien created by this Agreement); upon delivery of such Coupon Collateral to the Collateral Agent, the Collateral Agent will have obtained, for the benefit of the Indenture Trustee, a valid, first priority perfected security interest in, and a first lien upon, such Coupon Collateral subject to no other Lien, as to which the Collateral Agent shall have Control over all applicable Investment Property; and none of such Coupon Collateral is or shall be pledged by the Pledgor as collateral for any other purpose, and the Pledgor shall have delivered an Officer’s Certificate and an Opinion of Counsel with respect to the foregoing. Notwithstanding anything to the contrary contained in this Agreement, the Coupon Collateral shall not be released to the Pledgor until there are no obligations outstanding under the Notes, the Indenture or this Agreement (including, without limitation, the payment in full of all Coupon Payments due and payable through and including the Maturity Date). The Pledgor shall cause the Coupon Collateral to include cash and/or U.S. treasury securities equal to at least the remaining coupon payment value at all times, and shall pledge additional Coupon Collateral as necessary to cause such requirement to be met. For avoidance of doubt, references to “Exchange Property” herein do not include any cash and/or U.S. treasury securities delivered pursuant to this Section 5(i).
     6. Administration of the Collateral.
          (a) Determination of Sufficiency of Collateral. If the Pledgor determines that a Collateral Event of Default has occurred, the Pledgor shall promptly notify the Collateral Agent thereof. The Collateral Agent shall determine on each Business Day whether the Collateral Agent has received notice of a Collateral Event of Default. The Pledgor shall, on a day that is not less than three Business Days prior to the scheduled date on which an Adjustment Event or a Reorganization Event is to occur, deliver to the Collateral Agent a written notice stating that (i) such Adjustment Event or Reorganization Event is scheduled to occur, (ii) the date on which such Adjustment Event or Reorganization Event is scheduled to occur and (iii) the additional amount and type of Exchange Property that would be required to be pledged as Collateral hereunder as of such scheduled date. If such Adjustment Event or Reorganization Event shall have been cancelled or postponed, the Pledgor shall, immediately upon acquiring knowledge of such cancellation or postponement, deliver to the Collateral Agent a written notice that, (x) in the event such Adjustment Event or Reorganization Event has been cancelled, shall state that the previous notice from the Pledgor relating to such event shall be deemed to be void or (y) in the event such Adjustment Event or Reorganization Event has been postponed, shall amend the scheduled date for such Adjustment Event of Reorganization specified in the previous notice to reflect the new scheduled date and shall also amend the amount or type of Exchange Property required to be pledged if necessary. The Pledgor shall also, on a day that is not less than three Business Days prior to the scheduled date on which a Dilution Event is scheduled to occur, deliver to the Collateral Agent a written notice stating that (i) such Dilution Event is scheduled to occur, (ii) the date on which such Dilution Event is scheduled to occur and (iii) the effect of such Dilution Event.
          (b) Substitution of Collateral. The Pledgor may substitute Collateral in accordance with the following provisions:
          (i) The Pledgor shall have the right at any time and from time to time to deposit Eligible Collateral consisting of DSW Class A Common Shares with the Collateral Agent in substitution for Pledged Items consisting of an equivalent number of DSW Class B Common Shares previously deposited hereunder (“Prior Collateral”) and to obtain the release from the Lien hereof of such Prior Collateral in accordance with the provisions of Sections 6(b)(ii) and (iii) below. For the avoidance of doubt, the Pledgor shall not have the right at any time to deposit Eligible Collateral consisting of DSW Class B Common Shares with the Collateral Agent in substitution for Pledged Items consisting of an equivalent number of DSW Class A Common Shares previously deposited hereunder.
          (ii) If the Pledgor wishes to deposit Eligible Collateral consisting of DSW Class A Common Shares with the Collateral Agent in substitution for Prior Collateral consisting of an equivalent number of DSW Class B Common Shares, the Pledgor shall (A) give written notice to the Collateral Agent, at least one Business Day prior to the date of substitution, identifying the number of DSW Class B Common Shares comprising the Prior Collateral to be released from the Lien hereof, and (B) deliver to the Collateral Agent concurrently with such Eligible Collateral consisting of DSW Class A Common Shares a certificate of the Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (1) identifying the items of Eligible Collateral consisting of DSW Class A Common Shares being substituted for the Prior Collateral consisting of an equivalent number of DSW Class B Common Shares and the Prior Collateral consisting of an equivalent number of DSW Class B Common Shares that is to be transferred to the Pledgor and (2) certifying that the representations and warranties contained in such Exhibit A hereto are true and correct on and as of the date thereof. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent in substitution for Prior Collateral as to which, in the case of Eligible Collateral consisting of Investment Property, the Collateral Agent will have Control.
          (iii) No such substitution shall be made unless and until the Collateral Agent shall have (A) received written confirmation from the Pledgor that the aggregate number of Pledged Shares is equal to at least the Maximum Deliverable Number of DSW Class A Common Shares at the time of such proposed substitution, after giving effect to the proposed substitution, which determination shall be made promptly, and (B) confirmed receipt of the Eligible Collateral being substituted for the Prior Collateral.
          (c) Additional Collateral. The Pledgor may pledge additional Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, the Pledgor shall deliver a certificate of the Pledgor substantially in the form of Exhibit B hereto and dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and (ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in such Exhibit B hereto are true and correct on and as of the date thereof. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which, in the case of Eligible Collateral consisting of Investment Property, the Collateral Agent will have Control.
          (d) Delivery of Collateral. Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to the Collateral Agent by or on behalf of the Pledgor shall be effected:
          (i) in the case of Collateral consisting of certificated securities registered in the name of the Pledgor, by delivery of certificates representing such securities to the Collateral Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent;
          (ii) in the case of Collateral consisting of uncertificated securities registered in the name of the Pledgor, by transmission by the Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions;
          (iii) in the case of securities in respect of which security entitlements are held by the Pledgor through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Collateral Agent at the Securities Intermediary or, at the option of the Collateral Agent, at another securities intermediary satisfactory to the Collateral Agent;
          (iv) in the case of cash, by wire transfer in immediately available funds to the Collateral Account; or
          (v) in any case, by complying with such reasonable alternative delivery instructions as agreed to by the Collateral Agent and the Pledgor, which the Collateral Agent shall provide to the Pledgor in writing.
          Upon delivery of any Pledged Item under this Agreement, the Collateral Agent is hereby instructed to accept such Pledged Item and any certificates delivered pursuant to Sections 6(b), 6(c), 6(d) or otherwise pursuant to the terms hereof and the Pledgor shall confirm in writing that they comply as to form with the requirements for Eligible Collateral. The Collateral Agent shall cause all Collateral constituting of cash or securities entitlements held hereunder to be credited to a securities account (as defined in Section 8-502(a) of the UCC) with account number [___] established in the name of the Collateral Agent at the Securities Intermediary (the “Collateral Account”). At any time following the delivery of Collateral, and upon the occurrence and continuance of a Collateral Event of Default, the Collateral Agent may cause all Collateral in the form of certificates indorsed in blank (x) to be re-registered on the books of the applicable transfer agent in the name of the Collateral Agent or its nominee, and shall thereafter maintain all such Collateral in such form until the termination of this Agreement or release of such Collateral as provided herein or (y) to be deposited with DTC and thereafter hold such securities in a separate, non-commingled securities account of the Collateral Agent. The Pledgor hereby designates the Collateral Agent as the person in whose name any Collateral consisting of uncertificated securities held through the Federal Reserve System shall be recorded.
          (e) A “Collateral Event of Default” shall mean, at any time, the occurrence of any of the following:
          (i) the failure (other than any failure resulting from the Collateral Agent not maintaining possession of any certificated securities that were duly assigned and transferred to the Collateral Agent as provided herein and the Pledgor obtaining possession thereof) at any time of the security interests granted hereunder to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal

Lien, and, with respect to any Collateral consisting of securities or security entitlements, as to which the Collateral Agent has Control, or in each case, assertion of such by the Pledgor in writing;
          (ii) the failure of the Collateral to include at least that number of DSW Class A Common Shares, DSW Class B Common Shares or combination thereof equal to at least the Maximum Deliverable Number of DSW Class A Common Shares and, from and after any Adjustment Event or Reorganization Event, the Maximum Deliverable Number of units of Exchange Property;
          (iii) the Pledgor’s instruction to DSW referred to in Section 5(h) shall cease to be in full force and effect; or
          (iv) the Coupon Collateral deposited pursuant to Section 5(i) shall become insufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, reasonably acceptable to the Pledgor, to pay the remaining coupon payment value.
          (f) Release of Excess Collateral. If on any Business Day the Collateral Agent is advised by the Pledgor in writing that the number of Pledged Shares exceeds the Maximum Deliverable Number of DSW Class A Common Shares as of such day, or if any Adjustment Event or Reorganization Event has occurred prior to such Business Day, that the number of units of Exchange Property pledged hereunder as Collateral exceeded the Maximum Deliverable Number of units of Exchange Property as of such day, and no Event of Default or failure by the Pledgor to meet any of its obligations under Section 5 or 6 hereof has occurred and is continuing, the Pledgor may obtain the release from the Lien hereof of any such excess Collateral, upon delivery to the Collateral Agent of a written notice from an Authorized Representative of the Pledgor indicating the items of Collateral to be released and certifying that such release would not result in a Collateral Event of Default.
          (g) Investment of Cash Collateral. The Collateral Agent shall, at the written direction of the Pledgor, invest and, if applicable, reinvest any cash Collateral received by it pursuant to any Adjustment Event or Reorganization Event or pursuant to Section 5(i) in direct obligations of the United States of America maturing on or before the Maturity Date.
          (h) Delivery of Exchange Property.
          (i) On the Maturity Date unless (x) a Merger Early Full Exchange has occurred, (y) the Pledgor shall have delivered the Cash Exchange Amount pursuant to Section 3.03 of the Indenture or (z) an Acceleration Event has occurred, the Collateral Agent shall deliver to the Indenture Trustee pursuant to the written instructions of the Pledgor and Section 6(h)(iii), for pro rata distribution to the Holders of the Notes pursuant to the Notes, the amount and type of Collateral required to be delivered pursuant to Section 3.04 of the Indenture in full satisfaction of the Pledgor’s delivery obligations thereunder.
          (ii) On the third Business Day prior to the Maturity Date unless (w) the Pledgor has substituted a number of DSW Class A Common Shares equal to the

Maximum Deliverable Number of DSW Class A Common Shares for a number of DSW Class B Common Shares pursuant to Section 3.01(b) of the Indenture and as provided in Section 6(b) hererof, (x) a Merger Early Full Exchange has occurred, (y) the Pledgor shall have delivered the Full Cash Exchange Amount pursuant to Section 3.03(a) of the Indenture or (z) an Acceleration Event has occurred, the Collateral Agent is hereby directed to and shall deliver to the Indenture Trustee the certificate(s) representing the DSW Class B Common Shares held as Collateral and, pursuant to the Exchange Request, the Indenture Trustee shall surrender to DSW such certificate(s), along with the required notice, and, as provided in Section 5(h) hereof, DSW shall exchange a number of DSW Class B Common Shares equal to the number indicated in the required notice (which number shall equal the Exchange Number unless the Issuer has previously substituted DSW Class A Common Shares for DSW Class B Common Shares pursuant to Section 3.01(b) of the Indenture and as provided in Section 6(b) hereof, in which case the number shall equal the Exchange Number less the number of shares so substituted) for an equal number of DSW Class A Common Shares to be held by the Collateral Agent as Collateral until the Notes are exchanged and shall deposit such DSW Class A Common Shares with DTC, credited to an account of the Collateral Agent, and deliver a certificate representing remaining Class B Common Shares, if any, to the Indenture Trustee, which shall then deliver such certificate to the Collateral Agent.
          (iii) On the Maturity Date unless advised by the Pledgor in writing that (x) a Merger Early Full Exchange has occurred, (y) the Pledgor shall have delivered the Cash Exchange Amount pursuant to Section 3.03 of the Indenture or (z) an Acceleration Event has occurred, the Collateral Agent is hereby directed and shall, in full satisfaction of the Pledgor’s obligation under the Indenture to deliver DSW Class A Common Shares and/or other Exchange Property, if applicable, on such day, deliver to the Indenture Trustee through DTC, for the benefit of the Holders of the Notes, the number of DSW Class A Common Shares or units of such other Exchange Property, as the case may be, which the Pledgor is obligated to deliver under the Indenture free of any Transfer Restrictions.
          (iv) On a Merger Early Exchange Date, the Collateral Agent is hereby directed to and shall deliver out of any cash then held as the Collateral to the Indenture Trustee, for pro rata distribution to the Holders of Notes pursuant to the Notes, the amount of cash required to be delivered pursuant to Section 4.05 of the Indenture.
          In each case, upon any such delivery, the Indenture Trustee shall hold such DSW Class A Common Shares and/or other Exchange Property, if applicable, absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of the Pledgor).
          (i) Release of Pledged Items if Notes Exchanged for Cash. On the Maturity Date, if the Pledgor elects to deliver the Cash Exchange Amount in exchange for the Notes pursuant to Section 3.03 of the Indenture, promptly following receipt of a notice from the Indenture Trustee to the effect that the Pledgor has delivered to it the Cash Exchange Amount required to be delivered by it in exchange for the Notes pursuant to Section 3.03 of the Indenture, the Collateral Agent is hereby directed and shall release to the Pledgor all the Pledged Items then held by the Collateral Agent hereunder, and the Pledgor shall hold such Pledged Items absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of the Collateral Agent, the Indenture Trustee or the Holders of the Notes).
     7. Income and Voting Rights on Collateral.
          (a) All income, dividends, interest and, if any, principal and premium relating to any Collateral made or accrued thereon shall be retained by the Collateral Agent, and any such payments that are received by the Pledgor shall be received in trust for the benefit of the Indenture Trustee, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent. Any such payments so retained by, or paid over to, the Collateral Agent shall be held by the Collateral Agent as Collateral hereunder.
          (b) Unless an Event of Default has occurred and is continuing,
          (i) the Pledgor shall have the right, from time to time, to vote and to give all approvals, consents, ratifications and waivers with respect to the Collateral (including all DSW Class A Common Shares and DSW Class B Common Shares), and the Collateral Agent is hereby directed to and shall promptly deliver to the Pledgor such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered in the name of the Collateral Agent or its nominee and shall further deliver such documents and instruments as shall be specified in a written request by the Pledgor; and
          (ii) the Pledgor shall have the right to direct the Collateral Agent as to whether to tender any Collateral in any tender offer or exchange offer related to such Collateral; provided that the Collateral Agent shall maintain a perfected security interest in the proceeds of any such tender offer or exchange offer and, with respect to any such proceeds consisting of Investment Property, as to which the Collateral Agent shall have Control.
          If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right as requested by the Collateral Agent, to vote and to give all approvals, consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.
     8. Remedies upon the Occurrence of an Acceleration Event.
          (a) Upon the occurrence of an Acceleration Event, the Collateral Agent may exercise on behalf of the Indenture Trustee all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall:
          (i) to the extent permitted by applicable law, deliver all Collateral consisting of Pledged Shares and other Exchange Property, if applicable (but not, in either case, in excess of the number of DSW Class A Common Shares or units of other

Exchange Property deliverable upon exchange under the Notes at such time) to the Indenture Trustee, for pro rata distribution to the Holders of the Notes pursuant to the Notes, on the Acceleration Date or as soon as practicable thereafter, to the extent permitted by law (the “Delivery Date"), whereupon the Holders of the Notes shall hold such DSW Class A Common Shares or other Exchange Property, if applicable, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted; provided that prior to any such delivery, the Collateral Agent shall notify the Indenture Trustee and the Indenture Trustee shall exchange all DSW Class B Common Shares constituting such Pledged Shares for DSW Class A Common Shares pursuant to the Exchange Request; and
          (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Notes, the Indenture and this Agreement, to the extent permitted by law, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Notes, the Indenture and this Agreement, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory; provided that prior to any such sale, the Collateral Agent shall notify the Indenture Trustee and the Indenture Trustee shall exchange all DSW Class B Common Shares constituting such remaining Collateral for DSW Class A Common Shares pursuant to the Exchange Request; provided further that the Pledgor may elect to satisfy its obligations under the Notes, the Indenture and this Agreement with respect to Acceleration Additional Cash Amounts by delivering, in lieu of such sale, the number of remaining Pledged Shares and/or units of other Exchange Property, if applicable, required to satisfy in full its obligations with respect to Acceleration Additional Cash Amounts; in such event, the value of such Pledged Shares and other Exchange Property shall be calculated pursuant to the definition of Applicable Market Value provided in Section 5.02(b) of the Indenture.
          The Pledgor covenants and agrees, at the request of the Collateral Agent, to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall: (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests hereunder and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
          (b) Power of Attorney. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor with full power and authority, in the name and stead of the Pledgor, to do all of the following:
          (i) upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold;
          (ii) subject to Section 7(b), upon the occurrence of an Adjustment Event or Reorganization Event while any DSW Class A Common Shares or DSW Class B Common Shares are Pledged Items, to take any necessary actions with respect to such shares to cause the Pledged Items to conform to the requirements of this Agreement following the occurrence of the Adjustment Event or Reorganization Event, including, without limitation, the tender of such shares; and
          (iii) to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral: (1) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (2) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (3) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof) and (4) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that the Collateral Agent shall give Pledgor not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market.

          The Collateral Agent and Pledgor agree that the notice provided for in the proviso of Section 8(b)(iii) constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. The grant of the foregoing power of attorney shall not be deemed to be a grant of a power of attorney to vote or grant proxies with respect to any DSW Class A Common Shares or DSW Class B Common Shares, except as provided in Section 7(b). For such purposes the Collateral Agent may execute all necessary documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that its attorneys acting under such power, or such attorneys’ successors or agents, shall lawfully do so by virtue of this Agreement. If so requested by the Collateral Agent, the Indenture Trustee or any purchaser of the Collateral or a portion thereof, the Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, the Indenture Trustee or such purchaser or purchasers at the expense of the Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request. The Pledgor’s obligations and authorizations hereunder shall not be terminated by operation of law or the occurrence of any event whatsoever or the occurrence of any other event.
          (c) Application of Collateral and Proceeds. Upon the occurrence of an Acceleration Event, the Collateral Agent may, subject to the proviso of Section 8(a)(ii), proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral remaining after delivery to the Indenture Trustee pursuant to Section 8(a)(i) shall be applied by the Collateral Agent, to the extent permitted by applicable law, in the following order of priorities:
          (i) first, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Pledged Item;
          (ii) second, to the payment to the Indenture Trustee of any expenses incurred in connection with the Acceleration Event and such sale or other realization, including reasonable compensation to the Indenture Trustee and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Indenture Trustee in connection therewith; and
          (iii) third, to the payment to the Indenture Trustee, for pro rata distribution to the Holders of Notes pursuant to the Notes, of an amount equal to: (A) the Applicable Market Value per DSW Class A Common Share (as calculated pursuant to Section 5.02(b) of the Indenture) multiplied by the aggregate number of DSW Class A Common Shares equal to (1) the aggregate number of DSW Class A Common Shares required to be delivered under the Notes minus (2) the aggregate number of DSW Class A Common Shares delivered by the Collateral Agent to the Indenture Trustee on the Delivery Date as described above; or (B) from and after an Adjustment Event or Reorganization Event, the Applicable Market Value of the Exchange Property (as

calculated pursuant to Section 5.02(b) of the Indenture) multiplied by the aggregate number of units of Exchange Property equal to: (1) the aggregate number thereof required to be delivered under the Notes minus (2) the aggregate number of units delivered by the Collateral Agent to the Indenture Trustee on the Delivery Date as described above;
          (iv) fourth, to the payment to the Indenture Trustee, for pro rata distribution to the Holders of Notes pursuant to the Notes, of an amount equal to the aggregate amount of Acceleration Additional Cash Amounts;
          (v) finally, if all of the obligations of the Pledgor hereunder and under the outstanding Notes, the Indenture and this Agreement, including, without limitation, the obligation with respect to the fees, costs and expenses of the Collateral Agent and the Indenture Trustee, have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.
          (d) Agreement to Pay Attorneys’ Fees and Expenses. Upon the occurrence of an Acceleration Event, the Pledgor agrees that it will pay or reimburse the Collateral Agent, the Securities Intermediary and the Indenture Trustee on demand for the reasonable expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Pledgor herein contained, including the reasonable fees of attorneys employed by them. All such costs and expenses shall be deducted from the proceeds of any sale of the Collateral in accordance with Section 8(c) hereof, and, if there is no sale of the Collateral, or such proceeds are insufficient therefor, shall be paid promptly from the Pledgor’s own funds.
     9. The Collateral Agent and the Securities Intermediary.
          The Indenture Trustee hereby appoints HSBC Bank USA, National Association, to act as its collateral agent hereunder, with all of the rights, power, duties and obligations as set forth herein. The Collateral Agent accepts its duties and responsibilities hereunder as collateral agent for the Indenture Trustee. The duties and responsibilities of the Collateral Agent and Securities Intermediary hereunder are subject to the following terms and conditions:
          (a) Performance of Duties; Force Majeure. Each of the Collateral Agent and the Securities Intermediary undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the exercise of reasonable care in the performance of such duties, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and the Securities Intermediary. No provision hereof shall be construed to relieve the Collateral Agent and the Securities Intermediary from liability for their own grossly negligent action, grossly negligent failure to act, recklessness or their own willful misconduct, subject to the following:
          (i) The Collateral Agent and the Securities Intermediary may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

          (ii) The Collateral Agent and the Securities Intermediary shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or (ii) in accordance with any direction or request of the Indenture Trustee.
          (iii) Each of the Collateral Agent and the Securities Intermediary shall not be liable for any error of judgment made in good faith by any of its officers, unless it was grossly negligent in ascertaining the pertinent facts.
          (iv) The Collateral Agent and the Securities Intermediary shall not be liable for any claims, losses, liabilities, damages or expenses (including attorneys’ fees and expenses) due to forces beyond the reasonable control of the Collateral Agent and the Securities Intermediary, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that this provision shall not protect the Collateral Agent and the Securities Intermediary against any liability to which they would otherwise be subject by reason of their willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.
          (v) In the absence of bad faith on its part, each of the Collateral Agent and the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.
          (vi) No provision of this Agreement shall require the Collateral Agent and the Securities Intermediary to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers hereunder, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (vii) Each of the Collateral Agent and the Securities Intermediary may perform any duties hereunder either directly or by or through agents or attorneys, and each of the Collateral Agent and the Securities Intermediary shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney that is not a subsidiary or affiliate of the Collateral Agent or the Securities Intermediary, respectively, and that is appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent and the Securities Intermediary, or its successors, as agent for the Collateral Agent and the Securities Intermediary, may perform any or all of the duties of the Collateral Agent relating to the determination of sufficiency of Collateral hereunder.

          (viii) In no event shall the Collateral Agent and the Securities Intermediary be personally liable for any taxes or other governmental charges imposed upon or in respect of (x) the Collateral or (y) the income or other distributions thereon.
          (ix) Unless and until the Collateral Agent shall have received notice from the Pledgor, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in Section 6 with respect to such Collateral at the time of delivery thereof.
          (x) The Pledgor shall indemnify the Collateral Agent and the Securities Intermediary, their officers and agents for, and hold the Collateral Agent and the Securities Intermediary and their officers and agents harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claims of liability) arising out of or in connection with the Collateral Agent and the Securities Intermediary’s acting as the Collateral Agent and the Securities Intermediary hereunder, except such loss, liability or expense with respect to which the Collateral Agent and the Securities Intermediary (or such officer or agent, as the case may be) would not be relieved of liability under Section 9(a)(iv) hereof. The obligation of Pledgor under this Section 9(a)(x) shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent and the Securities Intermediary. The Collateral Agent and the Securities Intermediary shall be under no obligation to exercise any of the rights, powers, duties or obligations vested in or placed upon them by this Agreement at the request or direction of Pledgor, unless Pledgor shall have provided to the Collateral Agent and the Securities Intermediary security and/or indemnity reasonably satisfactory to the Collateral Agent and the Securities Intermediary, against the costs, expenses and liabilities which they may reasonably expect to incur and liabilities which it may reasonably expect to incur in compliance with such request or direction.
          The Collateral Agent and the Securities Intermediary shall not be responsible for the correctness of the recitals and statements herein which are made by the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto. Except as specifically provided herein, the Collateral Agent and the Securities Intermediary shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Indenture, the Notes or the Lien on the Collateral purported to be created hereby.
          (b) Knowledge. The Collateral Agent and the Securities Intermediary shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent or the Securities Intermediary shall have actual knowledge thereof or shall have received written notice thereof.
          (c) Merger. Any corporation or association into which the Collateral Agent and the Securities Intermediary may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Indenture Trustee, be and become a successor Collateral Agent and Securities Intermediary hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
          (d) Resignation. The Collateral Agent and any successor Collateral Agent and the Securities Intermediary and any successor Securities Intermediary may at any time resign by giving 30 days’ written notice by registered or certified mail to the Pledgor and notice to the Indenture Trustee in accordance with the provisions of Section 11(d). Such resignation shall take effect upon the appointment of a successor Collateral Agent and/or Securities Intermediary, as the case may be, by the Indenture Trustee. Resignation by the Collateral Agent or any successor Collateral Agent or the Securities Intermediary or any successor Securities Intermediary shall not affect its rights hereunder, including without limitation, the rights under Sections 9(a)(x) and 9(h).
          (e) Removal. Each of the Collateral Agent and the Securities Intermediary may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent or the Securities Intermediary, as the case may be, and to the Pledgor and signed by the Indenture Trustee. Such removal shall take effect upon the appointment of a successor Collateral Agent or Securities Intermediary, as the case may be, by the Indenture Trustee. The removal of the Collateral Agent or any successor Collateral Agent or the Securities Intermediary or any successor Securities Intermediary shall not affect its rights hereunder, including without limitation, the rights under Sections 9(a)(x) and 9(h).
          (f) Appointment of Successor.
          (i) If the Collateral Agent or the Securities Intermediary hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if the Collateral Agent or the Securities Intermediary shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Indenture Trustee by an instrument or concurrent instruments in writing signed by the Indenture Trustee or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.
          (ii) Every such temporary or permanent successor Collateral Agent and Securities Intermediary appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent and the Securities Intermediary hereunder upon customary terms.
          (g) Acceptance by Successor. Every temporary or permanent successor Collateral Agent and Securities Intermediary appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent and Securities Intermediary shall deliver all Collateral held by it as the Collateral Agent and Securities Intermediary hereunder to its successor. Should any instrument in writing from the Pledgor be reasonably required by a successor Collateral Agent or Securities Intermediary for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent or Securities Intermediary, be forthwith executed, acknowledged and delivered by the Pledgor.
          (h) Compensation and Reimbursement. The Pledgor agrees: (i) to pay to the Collateral Agent and the Securities Intermediary from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and (ii) to reimburse the Collateral Agent and the Securities Intermediary upon their request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Collateral Agent and the Securities Intermediary in accordance with any provision of this Agreement (including the reasonable compensation, fees, expenses and disbursements of their agents, accountants and counsel), except any expense, disbursement or advances with respect to which the Collateral Agent and the Securities Intermediary would not be relieved of liability under Section 9(a)(iv).
     10. Amendment.
          (a) Amendment Without Consent of Holders. Without the consent of any Holders, the Pledgor, when authorized by a Board Resolution, the Collateral Agent, the Securities Intermediary and the Indenture Trustee, at any time and from time to time, may amend this Agreement, in form satisfactory to the Pledgor, the Collateral Agent, the Securities Intermediary and the Indenture Trustee, to:
          (i) evidence the succession of another Person to the Pledgor and the assumption by any such successor of the covenants of the Pledgor;
          (ii) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Indenture Trustee;
          (iii) add to the covenants of the Pledgor for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Pledgor, provided such covenants or such surrender shall not adversely affect the validity, perfection or priority of the Pledge created hereunder; or
          (iv) cure any ambiguity, to cure, correct or supplement any provisions of this Agreement that may be defective or inconsistent with any other such provisions of this Agreement, or to make any other change to this Agreement that the Pledgor, the Collateral Agent, the Securities Intermediary and the Indenture Trustee determine is not inconsistent with this Agreement, the Indenture and the Notes, provided that, in all such cases, such action shall not materially adversely affect the interests of the Holders and provided that any such actions shall not adversely affect the validity, perfection or priority of the Pledge created hereunder.
          (b) Amendment With Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Notes, by Act of such Holders delivered to the Pledgor, the Indenture Trustee, the Collateral Agent and the Securities Intermediary, the Pledgor, when duly authorized by a Board Resolution, the Indenture Trustee, the Collateral Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement; provided, however, that no such amendment shall, without the consent of each Holder of the Outstanding Notes affected thereby (in addition to a majority of the Outstanding Notes):
          (i) change the amount or type of Collateral required to be pledged to secure the Pledgor’s performance under the Notes (except as set forth in Article 4 of the Indenture); or
          (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding Notes affected thereby pursuant to the Indenture if such action were effected by a modification or amendment of the provisions of the Indenture; or
          (iii) reduce the above-stated percentage of Principal Amount of Outstanding Notes the consent of the Holders of which is required for the modification or amendment of the provisions of this Agreement.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.
          (c) Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Securities Intermediary and the Indenture Trustee shall be entitled to receive and, subject to Section 7.01 of the Indenture with respect to the Indenture Trustee, shall be fully authorized and protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. The Collateral Agent, the Securities Intermediary and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own respective rights, duties or immunities under this Agreement or otherwise.
          (d) Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Notes theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Indenture shall be bound thereby.
     11. Miscellaneous.
          (a) Benefit of Agreement; Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Pledgor, the Collateral Agent and the Securities Intermediary shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Indenture Trustee and its successors and assigns.
          (b) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.
          (c) Amendments and Waivers. Subject to Section 10, any term, covenant, agreement or condition of this Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retrospectively or prospectively) but only by a writing signed by the Collateral Agent, the Securities Intermediary (to the extent such amendment or waiver affects any of its rights or obligations hereunder), the Pledgor and the Indenture Trustee.
          (d) Notices.
          (i) Any notice provided for herein, unless otherwise specified, shall be in writing (including transmittals by telex or telecopier) and shall be given to a party at the address set forth opposite such party’s name on the signature pages hereto or at such other address as may be designated by notice duly given in accordance with this Section 11(d) to each other party hereto.
          (ii) Each such notice given pursuant to Section 11(d)(i) shall be effective (A) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (B) if given by telex or telecopier, when such telex or telecopied notice is transmitted; or (C) if given by any other means, when delivered at the address specified in this Section 11(d).
          (e) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York; provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Indenture Trustee, shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) and Section 9-305 of the UCC) in respect of the Collateral Account and any security entitlements in respect of financial assets held therein or credited thereto is the State of New York.

          (f) Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same instrument.
          (g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.
          Nothing in this Section 11(g) shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (h) Non-Contravention of UCC. Notwithstanding anything to the contrary contained in any provision herein, all provisions are subject to non-waivable rights of the Pledgor and duties of the Collateral Agent under the UCC. All provisions are to be construed, interpreted and enforced in accordance with these rights of the Pledgor and duties of the Collateral Agent under the UCC.
     12. Termination of Collateral Agreement.
          This Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Pledgor under all Outstanding Notes, and under the Indenture and this Agreement and the Pledgor shall have no further liability or obligation hereunder upon such termination. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Pledgor by the Collateral Agent, accompanied by such documents of termination and release as Pledgor may reasonably request, all at the expense of the Pledgor.

          IN WITNESS WHEREOF, each of the Pledgor, the Indenture Trustee, the Collateral Agent and the Securities Intermediary has caused this Agreement to be duly executed on its behalf as of the date hereof.

PLEDGOR:

RETAIL VENTURES, INC.

By:

Name:
Title:

Address for Notices:

Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Fax: 614- 473-2721
Attention: James A. McGrady
Executive Vice President, CFO, Treasurer and
Secretary

COPY TO:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: 917-777-2588
Attn: Robert M. Chilstrom

HSBC BANK USA, NATIONAL ASSOCIATION
as Indenture Trustee

By:

Name:
Title:

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Fax: 212-525-1300
Corporate Trust and Loan Agency

HSBC BANK USA, NATIONAL ASSOCIATION
as Collateral Agent

By:

Name:
Title:

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Fax: 212-525-1300
Corporate Trust and Loan Agency

HSBC BANK USA, NATIONAL ASSOCIATION
as Securities Intermediary

By:

Name:
Title:

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Fax: 212-525-1300
Corporate Trust and Loan Agency

Exhibit A
to
Collateral Agreement
CERTIFICATE FOR SUBSTITUTED COLLATERAL
     Retail Ventures, Inc. (the “Pledgor”), hereby certifies, pursuant to Section 6(b) of the Collateral Agreement dated as of July     , 2006 among the Pledgor, HSBC Bank USA, National Association, as Collateral Agent, HSBC Bank USA, National Association, as Indenture Trustee, and HSBC Bank USA, National Association, as Securities Intermediary (the “Collateral Agreement”; terms defined in the Collateral Agreement being used herein as defined therein), that:
     1. The Pledgor is delivering the following items of Eligible Collateral consisting of DSW Class A Common Shares to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the “Substituted Collateral”) and Pledgor hereby grants to the Collateral Agent, as agent of and for the benefit of the Indenture Trustee, for the benefit of the Holders from time to time of the Notes, a security interest in and to all of Pledgor’s right, title and interest in the Substituted Collateral:
                          DSW Class A Common Shares
     2. The Pledgor requests that the Collateral Agent transfer to the Pledgor the following Prior Collateral, pursuant to Section 6(b) of the Collateral Agreement:
                          DSW Class B Common Shares
     3. The Pledgor hereby represents and warrants to the Collateral Agent that:
     (a) Consents to Transfer. No Transfer Restrictions (other than Permitted Transfer Restrictions) exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Substituted Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.
     (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Collateral Agreement). Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will have obtained a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other Lien, as to which the Collateral Agent shall have Control over all applicable Investment Property. None of such Substituted Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.
     (c) Validity of Shares. The Substituted Collateral consists of DSW Class A Common Shares which have been duly authorized, validly issued, fully paid and non-assessable.
     This Certificate may be relied upon by the Indenture Trustee as fully and to the same extent as if this Certificate had been specifically addressed to the Indenture Trustee.

A-1

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this       day      , of           , 20     .

RETAIL VENTURES, INC.

By:

Name:
Title:

A-2

Exhibit B
to
Collateral Agreement
CERTIFICATE FOR ADDITIONAL COLLATERAL
          Retail Ventures, Inc. (the “Pledgor”), hereby certifies, pursuant to Section 6(c) of the Collateral Agreement dated as of July     , 2006 among the Pledgor, HSBC Bank USA, National Association, as Collateral Agent, HSBC Bank USA, National Association, as Indenture Trustee, and HSBC Bank USA, National Association, as Securities Intermediary (the “Collateral Agreement”; terms defined in the Collateral Agreement being used herein as defined therein), that:
          1. The Pledgor is delivering the following items of Eligible Collateral to the Collateral Agent to be held as additional Collateral (the “Additional Collateral”) and the Pledgor hereby grants to the Collateral Agent, as agent of and for the benefit of the Indenture Trustee, for the benefit of the Holders from time to time of the Notes, a security interest in and to all of Pledgor’s right, title and interest in the Additional Collateral:
          2. The Pledgor hereby represents and warrants to the Collateral Agent that:
          (a) Consents to Transfer. No Transfer Restrictions (other than the Permitted Transfer Restrictions) exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.
          (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Collateral Agreement). Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will have obtained a valid, first priority perfected security interest in, and a first lien upon, such additional Collateral subject to no other Lien, as to which the Collateral Agent shall have Control over all applicable Investment Property. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.
          This Certificate may be relied upon by the Indenture Trustee as fully and to the same extent as if this Certificate had been specifically addressed to the Indenture Trustee.

B-1

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this       day      , of           , 20     .

RETAIL VENTURES, INC.

By:

Name:
Title:

B-2